SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
Crescent Capital BDC, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

CRESCENT CAPITAL BDC, INC.
11100 Santa Monica Blvd.
Suite 2000
Los Angeles, California 90025
(310) 235-5900
April 1, 2025
Dear Stockholder:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Crescent Capital BDC, Inc. (the “Corporation”) to be held on Friday, May 16, 2025, at 10:00 a.m. Pacific Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. However, Stockholders will have the same rights at the virtual meeting as they would at an in-person meeting.
We encourage you to access the Annual Meeting prior to the start time. The live webcast and listen-only conference call will begin promptly at 10:00 a.m. Pacific Time. We will have technicians ready to assist you with any technical difficulties you may have accessing the live webcast or listen-only conference call. Technical support will be available starting at 9:45 a.m. Pacific Time on May 16, 2025. The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear audio prior to the start of the Annual Meeting.
At the Annual Meeting, you will be asked to consider and vote upon: (1) the election of two Class I Directors of the Corporation who will each serve until the 2028 annual meeting of stockholders and until their respective successor is duly elected and qualifies, (2) the ratification of the selection of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and (3) the transaction of such other business as may properly come before the Annual Meeting or at any postponement or adjournment thereof.
The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement include information relating to the election of the Class I Director nominees and the ratification of the selection of the Corporation’s independent registered public accounting firm.
It is very important that your shares be represented at the Annual Meeting. Whether or not you plan to attend, I urge you to please complete, date, sign, and mail the enclosed proxy card to us to assure that your shares are represented at the Annual Meeting. You may also vote your shares online during the Annual Meeting. Instructions on how to vote while participating at the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/CCAP2025.
On behalf of management and the Board of Directors, we thank you for your continued support of the Corporation.

Sincerely,

/s/ Jason Breaux
Jason Breaux
Chief Executive Officer

CRESCENT CAPITAL BDC, INC.
11100 Santa Monica Blvd.
Suite 2000
Los Angeles, California 90025
(310) 235-5900
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 16, 2025
Notice is hereby given to holders of shares of common stock of Crescent Capital BDC, Inc., a Maryland corporation (the “Corporation”), that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Friday, May 16, 2025, at 10:00 a.m. Pacific Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. However, Stockholders will have the same rights at the virtual meeting as they would at an in-person meeting. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CCAP2025. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “How to attend and vote at the Annual Meeting.”
We encourage you to access the Annual Meeting prior to the start time. The live webcast and listen-only conference call will begin promptly at 10:00 a.m. Pacific Time. We will have technicians ready to assist you with any technical difficulties you may have accessing the live webcast or listen-only conference call. Technical support will be available starting at 9:45 a.m. Pacific Time on May 16, 2025. The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear audio prior to the start of the Annual Meeting.
The Annual Meeting is being held for the following purposes:
1.
To consider and vote upon the election of two Class I Directors of the Corporation who will each serve until the 2028 annual meeting of stockholders and until their respective successor is duly elected and qualifies;

2.
To consider and vote upon the ratification of the selection of Ernst & Young LLP (“E&Y”) as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

3.	To consider and vote upon the transaction of such other business as may properly come before the Annual Meeting or at any adjournment thereof.
THE BOARD OF DIRECTORS, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS A VOTE (1) FOR THE ELECTION OF EACH OF THE CLASS I DIRECTOR NOMINEES; AND (2) FOR THE RATIFICATION OF E&Y AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CORPORATION FOR THE PERIOD NOTED IN THE PROXY STATEMENT.
The close of business on March 19, 2025 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ George P. Hawley
George P. Hawley
Secretary

April 1, 2025
Los Angeles, California
The proxy statement, a form of proxy card and the Corporation’s 2024 annual report to the stockholders (the “Annual Report”), which consists of the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”), are available online at https://www.crescentbdc.com/investor-relations/sec-filings.
The Board of Directors is requesting your vote. Your vote is important regardless of the number of shares that you own. We encourage you to complete and sign the enclosed proxy card and return it promptly in the enclosed envelope, which needs no postage if mailed in the U.S. You may revoke your proxy at any time before it is exercised.
You may also vote your shares online during the Annual Meeting. Instructions on how to vote while participating at the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/CCAP2025.

CRESCENT CAPITAL BDC, INC.
11100 Santa Monica Blvd.
Suite 2000
Los Angeles, California 90025
(310) 235-5900
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 16, 2025
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board” and each member thereof, a “Director” and collectively, the “Directors”) of Crescent Capital BDC, Inc., a Maryland corporation (the “Corporation”), for use at the Corporation’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 16, 2025 at 10:00 a.m. Pacific Time, or at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders dated April 1, 2025 (the “Notice”). The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CCAP2025 and entering your 16-digit control number included in your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, or ask questions. The Corporation is a closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). Crescent Cap Advisors, LLC, a Delaware limited liability company (the “Advisor”), serves as the investment adviser to the Corporation. CCAP Administration LLC, a Delaware limited liability company (the “Administrator”), serves as the administrator to the Corporation. The principal executive offices of each of the Corporation, the Advisor, and the Administrator are located at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025.
This Proxy Statement and the accompanying Notice and form of proxy are being provided to stockholders on or about April 1, 2025. The Board has fixed the close of business on March 19, 2025 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting. As of the Record Date, 37,061,547 shares of the Corporation’s common stock, par value $0.001 per share (the “Common Stock”) were issued and outstanding, and the Corporation had not issued any shares of preferred stock. Stockholders of the Corporation are entitled to cast one vote for each share held and fractional votes for each fractional share held.
If the form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares covered thereby will be voted at the Annual Meeting in accordance with the instructions marked thereon. All properly executed proxies received by the Board that do not specify how shares should be voted will be voted “FOR” the election of each of Kathleen S. Briscoe and George G. Strong, Jr. (the “Class I Director Nominees”) (“Proposal 1”); “FOR” the ratification of the selection of Ernst & Young LLP (“E&Y”) as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2025 (“Proposal 2”); and in the discretion of the persons named as proxies in connection with any other matter which may properly come before the Annual Meeting or at any adjournment or postponement thereof.
The Board does not know of any matter to be considered at the Annual Meeting other than the election of the Class I Director Nominees, and the ratification of the selection of E&Y as the Corporation’s independent registered public accounting firm. A stockholder may revoke his or her proxy any time before it is exercised by (i) voting at the Annual Meeting, (ii) giving written notice of such revocation to the Secretary of the Corporation, or (iii) returning a properly executed, later-dated proxy.
In addition to soliciting proxies by mail, officers of the Corporation, or officers or employees of the Advisor, may solicit proxies by Internet, by telephone, or in person. Copies of the Notice, this Proxy Statement, the form of proxy, and the Corporation’s annual report are available at https://www.crescentbdc.com/investor-relations/sec-filings. The costs of proxy solicitation and expenses incurred in connection with the preparation of this Proxy Statement and its enclosures are estimated to be $70,000, which will be paid by the Corporation.
Quorum Required
A quorum must be present at the Annual Meeting for any business to be conducted. The presence of the holders of at least a majority of the shares of Common Stock issued and outstanding and entitled to vote shall constitute a quorum for the Annual Meeting. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote the shares on certain proposals (which are considered “Broker Non-Votes” with respect to such proposals) will be treated as shares present for quorum purposes. However, abstentions and Broker Non-Votes are not counted as votes cast and thus have no effect on the proposals.
If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned in accordance with the Corporation’s bylaws (the “Bylaws”). In order to achieve the requisite quorum for a meeting that has been adjourned, additional solicitations will be sought pursuant to the terms of the Bylaws.
Vote Required
Election of Directors. The Directors shall be elected by an affirmative vote of the holders of a majority of the votes cast by stockholders present, provided that a quorum is present.
Ratification of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the votes cast by stockholders present is required to ratify the appointment of E&Y to serve as the Corporation’s independent registered public accounting firm provided that a quorum is present. Because brokers will have discretionary authority to vote for the ratification of the selection of the Corporation’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, your broker will be permitted to vote your shares for this proposal.
Additional Solicitation. If there are not enough votes to approve any proposals at the Annual Meeting, the stockholders who are represented may adjourn the Annual Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless the proxies are marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.
Also, a stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal(s).
How to attend and vote at the Annual Meeting.
The Corporation will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/CCAP2025. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CCAP2025.
•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/CCAP2025on the day of the Annual Meeting.
•	Webcast starts at 10:00 a.m. Pacific Time.
•	You will need your 16-Digit Control Number to enter the Annual Meeting.
•	Stockholders may submit questions while attending the Annual Meeting via the Internet.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number you may join the Annual Meeting as a “Guest” but you will not be able to vote or ask questions. The Corporation will have technicians ready to assist with any technical difficulties stockholders may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.
We encourage you to access the Annual Meeting prior to the start time. The live webcast and listen-only conference call will begin promptly at 10:00 a.m. Pacific Time. We will have technicians ready to assist you with any technical difficulties you may have accessing the live webcast or listen-only conference call. Technical support will be available starting at 9:45 a.m. Pacific Time on May 16, 2025. The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear audio prior to the start of the Annual Meeting.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain ownership information with respect to the Corporation’s Common Stock, as of the Record Date, for those individuals who directly or indirectly own, control, or hold, with the power to vote, five percent or more of the Corporation’s outstanding Common Stock and all officers and Directors, individually and as a group. Certain share ownership information for those persons whom, directly or indirectly owned, controlled or held, with the power to vote, five percent or more of the Corporation's Common Stock is based on public filings and/or information provided by such person.

Name and address(1)	Type of ownership	Shares owned	Percentage of the Corporation’s outstanding Common Stock as of Record Date
Independent Directors
Kathleen S. Briscoe	Common	0	—
Susan Y. Lee	Common	0	—
Michael S. Segal	Common	5,295	*
Steven F. Strandberg	Common	256,357	0.69%
George G. Strong, Jr.	Common	37,075	*

Interested Director
Elizabeth Ko	Common	0	—

Executive Officers
Jason Breaux	Common	47,636	0.13%
Erik Barrios	Common	2,068	*
Gerhard Lombard	Common	29,657	*
Henry Chung	Common	14,325	*
George P. Hawley	Common	14,159	*
Raymond Barrios	Common	15,072	*
Kirill Bouek	Common	810	*
All Directors and Officers as a Group	Common	422,454	1.14%

(1)	The address for the Advisor and each Director or officer is c/o Crescent Capital BDC, Inc., 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025.
*	Less than 0.1% percent.

Type of ownership	Name and address	Shares owned	Percentage of the Corporation’s outstanding Common Stock as of Record Date
Five Percent Stockholders
Common	Sun Life Assurance Company of Canada	2,226,308(1)	6.01%
Common	Fidelity & Guaranty Life Insurance Company Two Ruan Center, 601 Locust Street, 14th Fl. Des Moines, IA 50309	4,205,307(2)	11.35%
Common	Texas County & District Retirement System Barton Oaks Plaza IV, 901 Mopac South, Ste. 500 Austin, TX 78746	5,001,752(3)	13.50%
Common	UFCW-Northern California Employers Joint Pension Plan 1000 Burnett Ave, Ste. 200 Concord, CA 94520	4,228,985(4)	11.41%

(1)	Information obtained from Schedule 13G filed by Sun Life Assurance Company of Canada with the SEC on November 26, 2024 reporting share ownership as of September 30, 2024.
(2)	Information obtained from a Form 13F-HR filed by Fidelity National Financial, Inc. with the SEC on February 9, 2024 reporting share ownership as of December 31, 2023.
(3)	Information obtained from a Schedule 13G/A filed by Texas County & District Retirement System with the SEC on February 14, 2025 reporting share ownership as of December 31, 2024.
(4)	Information obtained from a Schedule 13G/A filed by UFCW-Northern California Employers Joint Pension Plan with the SEC on February 17, 2021 reporting share ownership as of December 31, 2020.

PROPOSAL I
ELECTION OF CLASS I DIRECTORS
The Board is currently composed of six Directors, who are divided into three classes with staggered terms of three years, each with the term of office of one of the three classes expiring at each annual meeting of stockholders. At the Annual Meeting, the holders of the Corporation’s Common Stock are being asked to re-elect George G. Strong, Jr. and Kathleen S. Briscoe, as Class I Directors of the Corporation, to serve for a three-year term expiring at the 2028 annual meeting of stockholders or until their respective successor is duly elected and qualifies. Mr. Strong and Ms. Briscoe each currently serves as a Class I Director of the Corporation. Each has consented to being named in this Proxy Statement and agreed to continue to serve as a Class I Director, as applicable, if re-elected. If Mr. Strong or Ms. Briscoe is unavailable for re-election, at the time of the Annual Meeting, the persons named as proxies will vote for such substitute nominee(s) as the Corporation’s Nominating and Corporate Governance Committee (the “Nominating Committee”) may select. It is not anticipated that Mr. Strong or Ms. Briscoe will be unable or unwilling to serve.
Information about the Class I Director Nominees and Other Directors of the Corporation
The following tables provide information concerning the Class I Director Nominees, and the other individuals serving as Directors of the Corporation, as of the date of this Proxy Statement. The Class I Director Nominees are listed in the first table under “Class I Director Nominees.”
The Board believes that each of the Directors, including the Class I Director Nominees, has the experience, qualifications, attributes and skills appropriate to serve as a Director of the Corporation, in light of the Corporation’s business and structure. Certain of these business and/or professional experiences are set forth in detail below.
The address for each listed individual is c/o Crescent Capital BDC, Inc., 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025. The Corporation is not part of a “Family of Investment Companies,” as that term is defined in the 1940 Act, and which includes any two or more registered investment companies that share the same investment adviser or principal underwriter and hold themselves out to investors as related companies for purposes of investment and investor services. The Corporation is part of a “Fund Complex,” which is defined to include investment companies registered under the 1940 Act and BDCs that (i) hold themselves out to investors as related companies for purposes of investment and investor services or (ii) have a common investment adviser or affiliated investment advisers.
Class I Director Nominees

Name and Age	Position(s) held with the Corporation	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Number of Portfolio Companies in Fund Complex Overseen by Directors(1)	Other Directorships Held During the Past Five Years

Kathleen S. Briscoe (Born 1960) Independent Director	Director	Class I Director since December 2019; Term expires 2025	Partner and Chief Capital Officer of Dermody Properties.	3	CPCI, CCS IX BDC, Griffin Capital Essential Asset REIT, Inc., and Resmark Properties and Crescent Acquisition Corp

George G. Strong, Jr. (Born 1947) Independent Director	Director and Chairman of the Audit Committee	Class I Director since 2015; Term expires 2025	Senior Advisor and former Managing Director and General Counsel of Cornerstone Research.	1	Yello Media Group (Cayman)

(1)
“Fund Complex,” is defined to include investment companies registered under the Investment Company Act and BDCs that (i) hold themselves out to investors as related companies for purposes of investment and investor services or (ii) have a common investment adviser or affiliated investment advisers. As of the date of this proxy statement, the Fund Complex consists of the Company, Crescent Private Credit Income Corp. (“CPCI”) and CCS IX Portfolio Holdings, LLC (“CCS IX BDC”).

(2)	Ms. Ko is deemed to be an “interested person” of the Corporation under the 1940 Act because of her affiliation with the Advisor.
Class III Directors (not up for re-election at the Annual Meeting)

Name and Age	Position(s) held with the Corporation	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Number of Portfolio Companies in Fund Complex Overseen by Directors(1)	Other Directorships Held During the Past Five Years

Steven F. Strandberg (Born 1955) Independent Director	Director and Chairman of the Compensation Committee	Class III Director since 2015; Term expires 2027	Co-founder and Managing Partner of Albany Road Real Estate Partners	1	None

Elizabeth Ko (2) (Born 1979)	Director	Class III Director since 2021; Term expires 2027	Managing Director of Crescent Capital Group LP (“Crescent”).	1	None

Class II Directors (not up for re-election at the Annual Meeting)

Name and Age	Position(s) held with the Corporation	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Number of Portfolio Companies in Fund Complex Overseen by Directors(1)	Other Directorships Held During the Past Five Years

Michael S. Segal (Born 1957) Independent Director	Director and Chairman of the Nominating Committee	Class II Director since 2015; Term expires 2026	Managing Partner of Fred Segal Family LLC, President of Segal Family–United World Foundation	1	None

Susan Y. Lee (Born 1980) Independent Director	Director	Class II Director Since 2022; Term expires 2026	Chief Investment Officer of Clif Family Foundation (endowed foundation), Owner of Rocketbox, LLC (private investment firm), Partner of White Road Capital Management (family office), Chief Investment Officer of Sentinel Management, LLC (single family office)	3	CPCI, CCS IX BDC, American Battery Technology Company

(1)
“Fund Complex,” is defined to include investment companies registered under the Investment Company Act and BDCs that hold themselves out to investors as related companies for purposes of investment and investor services or (ii) have a common investment adviser or affiliated investment advisers. As of the date of this proxy statement, the Fund Complex consists of the Corporation, CPCI and CCS IX BDC.

Steven F. Strandberg is a Director of the Corporation and serves as Chairman of the Compensation Committee. Mr. Strandberg also serves as a member of the Nominating Committee and the Audit Committee. Mr. Strandberg is a co-founder and Managing Partner of Albany Road Real Estate Partners. Previously, he was Managing Director and co-founder of WestBridge Ventures, a firm that invested in later-stage private technology companies. Prior to WestBridge, Mr. Strandberg specialized in advising emerging private companies on financings and mergers and acquisitions, working with Merrill Lynch where he was founder and head of the West Coast Technology Investment Banking group, with Donaldson, Lufkin & Jenrette and with Morgan Stanley. Mr. Strandberg is a current or former member of the board of numerous companies, as well as several non-profit organizations. Mr. Strandberg received his M.B.A. from Harvard University and his A.B. from the University of Chicago.
The Corporation believes that Mr. Strandberg’s experience in the financial markets and numerous board positions support his service to the Board.
Elizabeth Ko is a Managing Director of Crescent focusing on private credit. Prior to joining Crescent in 2007, Ms. Ko was a member of the Bank Debt Portfolio Group of Goldman, Sachs & Co. Prior thereto, Ms. Ko was a member of the Financial Institutions Group of Morgan Stanley. Ms. Ko received her M.B.A. from the Wharton School of the University of Pennsylvania and her B.A. from the University of California, Berkeley.
The Corporation believes that Ms. Ko’s experience and extensive knowledge of the financial services industry, the private credit market in particular, and the business and operations of the Advisor supports her service to the Board.
Michael S. Segal is a Director of the Corporation and serves as Chair of the Nominating and Corporate Governance Committee. Mr. Segal is President/CEO of Segal Family-United World Foundation. Mr. Segal serves as trustee at Harvard-Westlake School. Mr. Segal is a former member of the boards of Pomona College, Good Hope Medical Foundation, Pencils of Promise, University of Richmond, Heal the Bay, Poly Prep Country Day School, Los Angeles World Affairs Council and Town Hall, and the Institute for Shipboard Education/Semester at Sea. Mr. Segal received a master’s degree from UCLA and a bachelor’s degree from Pomona College.
The Corporation believes that Mr. Segal’s operational and executive experience supports his service to the Board.
Susan Y. Lee is a Director of the Corporation. She is also a Director of CPCI and CCS IX BDC. Ms. Lee is a multi-asset class allocator with experience advising institutions on investments in funds, private companies, public stocks, options, and derivatives across public equities, private equity, venture capital, real assets, credit, fixed income, and hedge fund strategies. She currently serves as Chief Investment Officer of a foundation. Previously, Ms. Lee managed investment assets for The Broad Foundations. Earlier, Ms. Lee was a Partner at Angeles Investment Advisors. Ms. Lee was also a private equity investor at Black Canyon Capital and Vintage Capital Partners, and she began her career in strategy at Bain & Company and at The Walt Disney Company. Ms. Lee has an M.B.A. from Harvard Business School where she earned honors and was a Toigo Fellow and a B.A. from Stanford University, Phi Beta Kappa.
The Corporation believes that Ms. Lee’s experience in the financial markets and numerous board positions support her service to the Board.
Kathleen S. Briscoe is a Director of the Corporation. She is also a Director of CPCI and CCS IX BDC. Ms. Briscoe is a Partner and the Chief Capital Officer of Dermody Properties. Ms. Briscoe is an independent director at Resmark Properties. She also serves as a director on the board of Board of Regents - Friends of Dartmouth Rowing. She is on the Board of NAREIM (National Association of Real Estate Investment Managers) and AFIRE (Association of Foreign Investors in Real Estate), and a member of the Real Estate Roundtable. She received a B.A. in Policy Studies and Sociology from Dartmouth College and an M.B.A. from Harvard University.
The Corporation believes that Ms. Briscoe’s operational and executive experience supports her reelection on the Board.
George G. Strong, Jr. is a Director of the Corporation and serves as the Chairman of the Audit Committee. Mr. Strong is a retired Managing Partner of PwC LLP and currently is a Senior Advisor and former Managing Director & General Counsel of Cornerstone Research. He has held the positions of Chief Financial Officer and Chief Operating Officer at several start-ups and smaller businesses in the software, dental products and freight forwarding industries. He currently is Vice Chairman of the Board and General Counsel of Yello Media Group (Cayman). He received a B.A. in Economics from Yale University, M.B.A. from Harvard University, and J.D from the University of San Diego School of Law. Mr. Strong holds a current Certified Public Accountant (“CPA”) license (inactive) in California and is an active member of the State Bar of California.
The Corporation believes that Mr. Strong’s legal and public accounting experience supports his reelection on the Board.
Dollar Range of Equity Securities Beneficially Owned by Directors
Set forth in the table below is the dollar range of shares beneficially owned by each Director of the Corporation. The Corporation is not part of a “Family of Investment Companies,” as that term is defined in the 1940 Act and which includes any two or more registered investment companies that share the same investment adviser or principal underwriter and hold themselves out to investors as related companies for purposes of investment and investor services.

Name of Director	Dollar Range of Shares of the Corporation(1)(2)
Independent Directors
Kathleen S. Briscoe	None
Michael S. Segal	over $100,000
Steven F. Strandberg	over $100,000
George G. Strong, Jr.	over $100,000
Susan Y. Lee	None

Interested Director
Elizabeth Ko	None

(1)	The dollar ranges are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000 and over $100,000.
(2)	Based on market value as of Record Date.
Information about the Executive Officers
The officers of the Corporation are appointed and elected by the Board either at its annual meeting or at any subsequent regular or special meeting of the Board. The Board of the Corporation has selected the following officers to hold office at the discretion of the Board, provided that the Corporation's Chief Compliance Officer (“CCO”) may only be removed from his office in accordance with Rule 38a-1 under the 1940 Act. Each officer serves until their successor has been duly elected and qualifies, or until their earlier resignation or removal. The following table sets forth information concerning each officer of the Corporation as of the date of this Proxy Statement. The address for each listed individual is c/o Crescent Capital BDC, Inc., 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025.

Name and Age	Position(s) held with the Corporation and Length of Time Served	Principal Occupation(s) During Past Five Years
Jason Breaux (Born 1973)	Chief Executive Officer since 2015	Chairman of the Advisor’s investment committee and Managing Director of Crescent within private credit. He is also a Director of CPCI.

Henry Chung (Born 1987)	President since 2024	Member of the Advisor’s investment committee and Managing Director of Crescent within private credit.

Gerhard Lombard (Born 1973)	Chief Financial Officer since 2019	Chief Financial Officer of Crescent. Formerly, Chief Financial Officer of credit funds at H.I.G. Capital and Churchill Financial Group.

George P. Hawley (Born 1968)	Secretary since 2015	General Counsel for Crescent. He is also Secretary of CPCI and CCS IX BDC.

Name and Age	Position(s) held with the Corporation and Length of Time Served	Principal Occupation(s) During Past Five Years
Raymond Barrios (Born 1978)	Managing Director since 2019
Managing Director of Crescent focusing on private credit. Mr. Barrios is currently a senior investment professional for the Advisor and was previously a member of the Mezzanine Product Group. He is also President of CPCI and Co-Chief Executive Officer of CCS IX BDC.

Kirill Bouek (Born 1984)	Controller since 2019
Controller of the Corporation. He is also Chief Financial Officer of CPCI. Prior to joining Crescent Mr. Bouek worked at THL Credit, where he was the Controller for its private debt business, which included a publicly traded business development company and several private fund structures.

Erik Barrios (Born 1978)	Chief Compliance Officer since 2022
Senior Vice President, Legal Counsel and Deputy Compliance Officer of Crescent. He is also Chief Compliance Officer of CPCI and CCS IX BDC. Prior to joining Crescent in 2022, Mr. Barrios was Vice President, Legal & Compliance at The Carlyle Group.

Jason A. Breaux is Chief Executive Officer of the Corporation and serves as Chairman of the Advisor’s investment committee. In addition, Mr. Breaux serves as Managing Director of Crescent within private credit and is a member of Crescent’s Management Committee, as well as a member of the Board of Directors of CPCI. Prior to joining Crescent in 2000, he worked at Robertson Stephens where he served in the mergers and acquisitions group. Prior to that, he worked in the Corporate Finance Division of Salomon Brothers specializing in capital raising assignments. Mr. Breaux received an M.B.A. from the Darden School of Business at the University of Virginia and a B.A. from Georgetown University.
Henry Chung is President of the Corporation and serves on the Advisor’s investment committee. Mr. Chung is a Managing Director of Crescent Capital Group LP focusing on private credit. Prior to joining the team in 2015, Mr. Chung was a member of the Corporate Finance Division of Imperial Capital specializing in leveraged finance. Prior thereto, he was a member of Trinity Capital LLC, a boutique investment bank. Mr. Chung received his BA from the University of California, Los Angeles.
Gerhard Lombard is Chief Financial Officer of the Corporation. Mr. Lombard also serves as the Chief Financial Officer of Crescent. Before joining Crescent in 2016, Mr. Lombard served as Chief Financial Officer and Treasurer of Whitehorse Finance Inc., a publicly traded business development company that is managed by H.I.G. Capital. Prior to H.I.G. Capital, Mr. Lombard was Group Controller and Chief Accounting Officer for Churchill Financial Group. Earlier in his career, Mr. Lombard spent approximately 11 years at Ernst & Young LLP, rising to the level of Senior Manager. He holds postgraduate degrees in Accounting and Finance from the University of Stellenbosch and the University of Natal both located in South Africa.
George P. Hawley is Secretary of the Corporation. In addition, Mr. Hawley serves as the General Counsel for Crescent and Secretary to CPCI and CCS IX BDC. Prior to joining Crescent in 2012, Mr. Hawley was Senior Vice President and Associate General Counsel at TCW where he supported Crescent on its funds and accounts. From 2000 to 2008, Mr. Hawley was an associate at Paul Hastings LLP specializing in asset management, securities, finance and restructuring, and general corporate law. Prior to joining Paul Hastings, Mr. Hawley began his legal career at Baker, Keener & Nahra where he practiced litigation. Mr. Hawley received a J.D. from Loyola Law School and a B.A. from the University of Notre Dame.
Raymond Barrios is a Managing Director of the Corporation. Mr. Barrios is also a senior investment professional for the Advisor focusing on private credit and was previously a member of Crescent’s Mezzanine Product Group. Mr. Barrios is also President of CPCI and Co-Chief Executive Officer of CCS IX BDC. Prior to joining Crescent in 2008, Mr. Barrios worked in the Leveraged Finance Group of Jefferies & Company, Inc. Mr. Barrios received his M.B.A. from Harvard University and his B.A. from the University of California, Los Angeles.

Kirill Bouek is the Controller of the Corporation. In addition, Mr. Bouek serves as Chief Financial Officer of CPCI. Prior to joining the Corporation Mr. Bouek worked at THL Credit, where he was the Controller for its private debt business, which included a publicly traded business development company and several private fund structures. Prior to joining THL Credit, Mr. Bouek worked at American Securities and PricewaterhouseCoopers LLP, where he began his career in 2008. Mr. Bouek holds a B.S. in Finance and Real Estate and an M.S. in Accounting from the University of Denver. Mr. Bouek is a CPA (inactive) and a CFA.
Erik Barrios is the Chief Compliance Officer of the Corporation. He is also Chief Compliance Officer of CPCI and CCS IX BDC. In addition, he serves as Senior Vice President, Legal Counsel and Deputy Compliance Officer for Crescent. Before joining Crescent in 2022, Mr. Barrios was Vice President, Legal & Compliance at The Carlyle Group, where he served as the chief compliance officer and corporate secretary for the business development companies within the firm’s Global Credit platform. Prior to then, Mr. Barrios held roles at Avenue Capital Group, Cohen & Steers and J. & W. Seligman & Co., focusing on legal and regulatory matters for registered investment companies. Mr. Barrios received a J.D. from Boston College Law School and a B.S. from Georgetown University.

CORPORATE GOVERNANCE
Role of the Board of Directors, Leadership Structure and Risk Oversight
The Role of the Board of Directors
The Corporation’s business and affairs are managed under the direction of the Board. The Board elects the Corporation’s officers, who serve at the discretion of the Board. The responsibilities of the Board include determinations of fair value of the Corporation’s assets, corporate governance activities, oversight of the Corporation’s financing arrangements, and oversight of the Corporation’s investment activities.
Board Structure and Leadership
The Board has structured itself in a manner that it believes allows it to perform its oversight function effectively. The Board consists of six Directors, five of whom are not “interested persons,” as defined in the 1940 Act, and are Independent Directors, as defined in Nasdaq Marketplace Rule 4200(a)(15) (the “Independent Directors”). The member of the Board who is not an Independent Director, Ms. Ko, is referred to as an Interested Director (the “Interested Director”). Ms. Ko is deemed to be an Interested Director because of her position as a Managing Director of Crescent.
The Board does not have a lead Independent Director. All of the Independent Directors serve as members of each committee of the Board, which the Independent Directors believe allows them to participate in the full range of the Board’s oversight duties, including oversight of the risk management process. In addition, although the Independent Directors recognize that having a lead Independent Director may in some circumstances help coordinate communications with management, and otherwise assist a board in the exercise of its oversight duties, the Independent Directors believe that, because of the relatively small size of the Board, the ratio of Independent Directors to Interested Directors, and the good working relationship among the Directors, it is not necessary to designate a lead Independent Director at this time.
The Board, through the Nominating Committee, completes an annual self-assessment during which it reviews its leadership and committee structure and considers whether its structure remains appropriate in light of the Corporation’s current operations. The Board also periodically reviews its leadership structure. The Board believes that its leadership structure, including the current percentage of the Board members who are Independent Directors, is appropriate given its specific characteristics. These characteristics include (i) the extent to which the work of the Board is conducted through the Board's standing committees, each of whose meetings are chaired by an Independent Director; (ii) the extent to which the Independent Directors meet as needed in the absence of members of management and the Interested Directors; and (iii) Ms. Ko’s positions with Crescent, which enhance the Board’s understanding of the operations of the Advisor.
Board Oversight of Risk Management
The Board’s role is one of oversight, rather than active management. Oversight of the Corporation’s investment activities extends to oversight of the risk management processes employed by the Advisor as part of its day-to-day management of the Corporation’s investment activities. The goal of the Board’s risk oversight function is to ensure that the risks associated with the Corporation’s investment activities are accurately identified, thoroughly investigated, and responsibly addressed.
The Board reviews risk management processes at both regular and special Board meetings throughout the year, consulting with appropriate representatives of the Advisor, as necessary, and periodically requesting the production of risk management reports or presentations. The Board receives a wide range of reports on the Corporation’s activities from the Advisor and other service providers, including reports regarding the Corporation’s investment portfolio, the compliance of the Corporation with applicable laws, and the Corporation’s financial accounting and reporting. The Board also meets periodically with the Corporation’s CCO to receive reports regarding the compliance of the Corporation with the federal securities laws and the Corporation’s internal compliance policies and procedures, and meets with the Corporation’s CCO at least annually to review the CCO’s annual report, including his risk-based analysis for the Corporation. The Audit Committee (the “Audit Committee”) also meets regularly with the Chief Financial Officer and the Corporation’s independent registered public accounting firm to discuss, among other things, the internal control structure of the Corporation’s financial reporting function. The Board also meets periodically with the portfolio managers of the Corporation to receive reports regarding the management of the Corporation, including its investment risks.

The Board recognizes that not all risks that may affect the Corporation can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve the Corporation’s goals, that reports received by the Directors with respect to risk management matters are typically summaries of the relevant information, and that the processes, procedures and controls employed to address risks may be limited in their effectiveness. As a result of the foregoing and other factors, risk management oversight by the Board and by the committees is subject to substantial limitations.
Communications with Directors
Stockholders of the Corporation who wish to communicate with the Directors (or with an individual Director) should send communications to the attention of George P. Hawley, Secretary, c/o Crescent Capital BDC, Inc., 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025, and communications will be directed to the Director or Directors indicated in the communication or, if no Director or Directors are indicated, to all Directors.
Committees of the Board
The Board conducts much of its work through certain standing committees, each of whose meetings are chaired by an Independent Director. The Board has established an Audit Committee, a Nominating Committee, and a Compensation Committee, and may establish additional committees in the future. For the year ended December 31, 2024, the Board held five Board meetings, four Audit Committee meetings, two Nominating Committee meetings, and one Compensation Committee meeting. All Directors attended at least 75% of the aggregate number of meetings of the Board and of the respective committees on which they served that were held while they were members of the Board. The Corporation requires each Director to make a diligent effort to attend all Board and committee meetings. The Corporation does not have a formal policy regarding Director attendance at an annual meeting of stockholders.
Audit Committee
The Audit Committee is composed of Ms. Briscoe, Ms. Lee and Messrs. Segal, Strandberg and Strong, all of whom are Independent Directors. Mr. Strong serves as Chairman of the Audit Committee. The Board has determined that Mr. Strong is an “audit committee financial expert,” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Ms. Briscoe, Ms. Lee and Messrs. Segal, Strandberg and Strong meet the current independence and experience requirements of Rule 10A-3 under the Exchange Act. The Audit Committee operates pursuant to a charter approved by the Board, which sets forth the responsibilities of the Audit Committee (the “Audit Committee Charter”). The Audit Committee’s responsibilities include (i) establishing guidelines and making recommendations to the Board regarding the valuation of the Corporation’s loans and investments, (ii) selecting the Corporation’s independent registered public accounting firm, (iii) reviewing with such independent registered public accounting firm the planning, scope and results of their audit of the Corporation’s financial statements, (iv) pre-approving the fees for services performed, (v) reviewing with the independent registered public accounting firm the adequacy of internal control systems, (vi) reviewing the Corporation’s annual financial statements, (vii) overseeing internal audit staff and periodic filings, and (viii) receiving the Corporation’s audit reports and financial statements.
A current copy of the Corporation’s Audit Committee Charter is available on the Corporation’s website at https://www.crescentbdc.com/investor-relations/corporate-governance.
Nominating and Corporate Governance Committee
The Nominating Committee is composed of Ms. Briscoe, Ms. Lee and Messrs. Segal, Strandberg and Strong, all of whom are Independent Directors. Mr. Segal serves as Chairman of the Nominating Committee. The Nominating Committee is responsible for (i) selecting, researching and nominating directors for election by the Corporation’s stockholders, (ii) selecting nominees to fill vacancies on the Board or a committee of the Board, (iii) developing and recommending to the Board a set of corporate governance principles, and (iv) overseeing the evaluation of the Board and its committees.
Nominations of persons for election to the Board of the Corporation at an annual meeting of stockholders of the Corporation may be made only by a stockholder who is entitled to vote at the annual meeting of stockholders and who has complied with the advance notice procedures of the Bylaws. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. The general timeframe for submission of Director nominees is provided in the Corporation's Bylaws and detailed under “Additional Information” in this Proxy Statement.

The Nominating Committee will consider stockholder recommendations for possible nominees for election as Directors when such recommendations are submitted in accordance with the Corporation's Bylaws, the Nominating Committee Charter and any applicable law, rule or regulation regarding Director nominations. When submitting a nomination to the Corporation for consideration, a stockholder must provide all information that would be required under applicable rules of the SEC to be disclosed in connection with the election of a Director, including the following minimum information for each Director nominee: full name, age and address; principal occupation during the past five years; directorships on publicly held companies and investment companies during the past five years; number of shares of the Corporation’s Common Stock owned, if any; and a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the stockholders.
In considering possible candidates for election as a Director, the Nominating Committee takes into account, in addition to such other factors as it deems relevant, whether the individual (1) is of high character and integrity; (2) is accomplished in his or her respective fields, with superior credentials and recognition; (3) has relevant expertise and experience upon which to be able to offer advice and guidance to management; (4) has sufficient time available to devote to the Corporation’s affairs; (5) is able to work with the other members of the Board and contribute to the Corporation’s success; (6) can represent the long-term interests of the Corporation’s stockholders as a whole; and (7) is selected such that the Board represents a range of backgrounds and experience.
The Nominating Committee has not adopted a formal policy with regard to the consideration of diversity in identifying Director nominees. In determining whether to recommend a Director nominee, the Nominating Committee considers and discusses diversity of skills, experience and perspective, among other factors, with a view toward the needs of the Board as a whole.
A current copy of the Corporation’s Nominating Committee Charter is available on the Corporation’s website at https://www.crescentbdc.com/investor-relations/corporate-governance.
Compensation Committee
The Compensation Committee is composed of Ms. Briscoe, Ms. Lee and Messrs. Segal, Strandberg and Strong, all of whom are Independent Directors. Mr. Strandberg serves as Chairman of the Compensation Committee. The Compensation Committee is responsible for (i) determining, or recommending to the Board of Directors for determination, the compensation paid directly, if any, by the Corporation to the Corporation’s chief executive officer and any other executive officers of the Corporation, (ii) directly appointing, compensating and overseeing work of any compensation consultant, legal counsel, or other adviser retained by the Compensation Committee, and (iii) assisting the Board of Directors of the Corporation with matters related to compensation generally.
A current copy of the Corporation’s Compensation Committee Charter is available on the Corporation’s website at https://www.crescentbdc.com/investor-relations/corporate-governance.
Compensation of Executive Officers and Directors
Executive Officers
The executive officers of the Corporation and the Interested Director receive no direct compensation from the Corporation. As described in greater detail below, the Corporation has agreed to reimburse the Administrator for its allocable portion of the compensation paid to or compensatory distributions received by the Corporation’s Chief Financial Officer, CCO and other executive officers of the Corporation, and any of their respective staff who provide services to the Corporation.
Independent Directors
During the period of January 1, 2024 to December 31, 2024, each of the Corporation’s Independent Directors received (i) an annual fee of $105,000, and (ii) $2,500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each regular Board meeting and $1,000 for each special Board meeting. The Corporation’s Independent Directors also received $1,000 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with each committee meeting attended. The Chairman of the Audit Committee received an additional annual fee of $12,500. The Chairperson of the Nominating Committee and the Compensation Committee received an additional annual fee of $5,000 and $5,000, respectively.

The following table summarizes the compensation earned by or paid by the Corporation and the Fund Complex to the Directors for services rendered for the year ended December 31, 2024.

Name of Director	Aggregate Compensation From the Corporation	Aggregate Compensation From the Fund Complex
Independent Directors
Michael S. Segal	$124,500	$124,500
Steven F. Strandberg	$122,000	$122,000
George G. Strong, Jr.	$132,000	$132,000
Kathleen S. Briscoe	$119,500	$185,000
Susan Y. Lee	$119,620	$192,740

Interested Directors
Elizabeth Ko	None	None

Code of Conduct and Code of Ethics
The Corporation expects each of its officers and Directors, as well as any person affiliated with its operations, to act in accordance with the highest standards of personal and professional integrity at all times and to comply with the Corporation’s policies and procedures and all laws, rules and regulations of any applicable international, federal, provincial, state or local government. To this effect, the Corporation has adopted a Code of Conduct pursuant to the Sarbanes-Oxley Act of 2002 (“SOX”), which applies to the Corporation’s principal executive officer and principal financial officer. There have been no material changes to the SOX Code of Conduct or material waivers of the SOX Code of Conduct. The SOX Code of Conduct is available on the Corporation’s website at https://www.crescentbdc.com/investor-relations/corporate-governance.
As required by the 1940 Act, the Corporation and the Advisor have each adopted a Code of Ethics (the “Rule 17j-1 Code of Ethics”) that establishes procedures that apply to the Corporation’s Directors, executive officers, officers, their respective staffs and the employees of the Advisor with respect to their personal investments and investment transactions. The Rule 17j-1 Code of Ethics generally does not permit investments by the Corporation’s Directors, officers or any other covered person in securities that may be purchased or held by the Corporation. Additionally, the Rule 17j-1 Code of Ethics generally prohibits the Corporation’s Directors, officers or any other covered person from: (i) buying or selling puts or calls or other derivative securities (other than derivative securities issued by the Corporation, such as convertible notes) based on the Corporation’s securities; (ii) engaging in the short sale of the Corporation’s securities; (iii) holding the Corporation’s securities in a margin account or pledging the Corporation’s securities as collateral for a loan; or (iv) entering into hedging or monetization transactions or similar arrangements with respect to the Corporation’s securities.
Requests to receive a copy of the Rule 17j-1 Code of Ethics may be made in writing addressed to Crescent Capital BDC, Inc., 299 Park Avenue, 33rd Floor, New York, NY 10171, Attention: CCAP Investor Relations, or by emailing daniel.mcmahon@crescentcap.com.
Insider Trading Policy
The Board has adopted an Insider Trading Policy (the “Insider Trading Policy”) governing the purchase, sale and other dispositions of the Corporation’s Common Shares by Directors, officers and employees of the Corporation, among others, that is designed to promote compliance with insider trading laws, rules and regulations. In addition, with regard to the Corporation trading in its own securities, it is the Corporation’s policy to comply with all applicable insider trading laws, rules, and regulations. The Corporation’s Insider Trading Policy is filed as an exhibit to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024.
The Insider Trading Policy generally prohibits Directors, officers or any other covered person from: (i) buying or selling puts or calls or other derivative securities (other than derivative securities issued by the Corporation, such as convertible notes) based on the Corporation’s securities; (ii) engaging in the short sale of the Corporation’s securities; (iii) holding the Corporation’s securities in a margin account or pledging the Corporation’s securities as collateral for a loan; or (iv) entering into hedging or monetization transactions or similar arrangements with respect to the Corporation’s securities.

Involvement in Certain Legal Proceedings
We are party to certain lawsuits in the normal course of business, including proceedings relating to the enforcement of our rights under loans to or other contracts with our portfolio companies. Furthermore, third parties may try to seek to impose liability on us in connection with our activities or the activities of our portfolio companies. While the outcome of any such legal proceedings cannot at this time be predicted with certainty, we do not expect that these legal proceedings will materially affect our business, financial condition or results of operations.
Certain Relationships and Related Party Transactions
The Advisor
The Advisor is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Corporation’s investment activities are managed by the Advisor, which is responsible for (i) originating prospective investments, (ii) conducting research and due diligence investigations on potential investments, (iii) analyzing investment opportunities, (iv) negotiating and structuring the Corporation’s investments, and (v) monitoring the Corporation’s investments and portfolio companies on an ongoing basis. The Advisor has entered into a Resource Sharing Agreement (the “Resource Sharing Agreement”) with Crescent, pursuant to which Crescent provides the Advisor with experienced investment professionals (including the members of the Advisor’s investment committee) and access to the resources of Crescent so as to enable the Advisor to fulfill its obligations under the Corporation’s Investment Advisory Agreement with the Advisor (the “Investment Advisory Agreement”). Through the Resource Sharing Agreement, the Advisor capitalizes on the deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of Crescent’s investment professionals.
Investment Advisory Agreement
At a special meeting of stockholders of the Corporation held on December 17, 2020, the Corporation's stockholders approved a new investment advisory agreement between the Corporation and the Advisor upon the closing of acquisition of a majority indirect ownership interest in the Advisor by Sun Life Financial Inc., which occurred on January 5, 2021 (the “Investment Advisory Agreement”). On November 6, 2024, the Board approved the renewal of the Investment Advisory Agreement for a period beginning on January 6, 2025 and ending on March 31, 2025, and on February 12, 2025, the Board approved the renewal of the Investment Advisory Agreement for a full one-year period ending March 31, 2026, on each occasion by a unanimous vote of the Board including our Independent Directors.
Under the terms of the Investment Advisory Agreement, the Adviser provides investment advisory services to the Corporation and its portfolio investments. The Adviser’s services under the Investment Advisory Agreement are not exclusive, and the Adviser is free to furnish similar or other services to others so long as its services to the Corporation are not impaired. Under the terms of the Investment Advisory Agreement, the Adviser is entitled to receive a base management fee and may also receive incentive fees, as discussed below.
Base Management Fee
The base management fee is calculated and payable quarterly in arrears at an annual rate of 1.25% of our gross assets, including assets acquired through the incurrence of debt but excluding any cash, cash equivalents and restricted cash. The base management fee is calculated based on the average value of gross assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the current calendar quarter. For purposes of the Investment Advisory Agreement, cash equivalents means U.S. government securities and commercial paper maturing within one year of purchase. The Adviser has voluntarily waived its right to receive management fees on the Corporation’s investments in GACP II LP, WhiteHawk III Onshore Fund LP and Freeport Financial SBIC Fund LP for any period in which these investments remain in the investment portfolio.
For the year ended December 31, 2024, the Corporation incurred management fees of $20,223,000 of which $125,000 was waived. As of December 31, 2024, management fees of $5,066,000 were unpaid.

Incentive Fees
Under the Investment Advisory Agreement, the incentive fee consists of two parts:
The first part, the income incentive fee, is calculated and payable quarterly in arrears and (a) equals 100% of the excess of the pre-incentive fee net investment income for the immediately preceding calendar quarter, over a preferred return of 1.75% per quarter (7.0% annualized) (the “Hurdle”), and a catch-up feature until the Adviser has received 17.5%, of the pre-incentive fee net investment income for the current quarter up to 2.1212% (the “Catch-up”), and (b) 17.5% of all remaining pre-incentive fee net investment income above the “Catch-up.”
The second part, the capital gains incentive fee, is determined and payable in arrears as of the end of each fiscal year at a rate of 17.5% of the Corporation’s realized capital gains, if any, on a cumulative basis from the Corporation’s inception through the end of the fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees. In the event that the Investment Advisory Agreement shall terminate as of a date that is not a fiscal year end, the termination date shall be treated as though it were a fiscal year end for purposes of calculating and paying a capital gains incentive fee.
The Adviser has voluntarily waived its right to receive the income incentive fees attributable to the investment income accrued by the Company as a result of its investments in GACP II LP, WhiteHawk III Onshore Fund LP and Freeport Financial SBIC Fund LP.
For the year ended December 31, 2024, the Corporation incurred income incentive fees of $18,855,000 of which $145,000 were waived by the Advisor. As of December 31, 2024, income incentive fees of $4,305,000 were unpaid.
GAAP Incentive Fee on Cumulative Unrealized Capital Appreciation
The Corporation accrues, but does not pay, a portion of the incentive fee based on capital gains with respect to net unrealized appreciation. Under GAAP, the Corporation is required to accrue an incentive fee based on capital gains that includes net realized capital gains and losses and net unrealized capital appreciation and depreciation on investments held at the end of each period. In calculating the accrual for the incentive fee based on capital gains, the Corporation considers the cumulative aggregate unrealized capital appreciation in the calculation, since an incentive fee based on capital gains would be payable if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee payable under the Investment Advisory Agreement. This accrual is calculated using the aggregate cumulative realized capital gains and losses and aggregate cumulative unrealized capital appreciation or depreciation. If such amount is positive at the end of a period, then the Corporation records a capital gains incentive fee equal to 17.5% of such amount, minus the aggregate amount of actual incentive fees based on capital gains paid in all prior periods. If such amount is negative, then there is no accrual for such period. There can be no assurance that such unrealized capital appreciation will be realized in the future.
For the year ended December 31, 2024, the Corporation recorded no capital gains incentive fees on unrealized capital appreciation. No capital gains incentive fees remained unpaid at December 31, 2024.
Indemnification
Under the Investment Advisory Agreement, the Advisor has not assumed any responsibility to the Corporation other than to render the services called for under that agreement. It will not be responsible for any action of the Board in following or declining to follow the Advisor’s advice or recommendations. Under the Investment Advisory Agreement, the Advisor, its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor, including, without limitation, its general partner and the Administrator, and any person controlling or controlled by the Advisor will not be liable to the Corporation, any subsidiary of the Corporation, the Directors, stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the Investment Advisory Agreement, except those resulting from acts constituting gross negligence, willful misfeasance, bad faith or reckless disregard of the duties that the Advisor owes to the Corporation under the Investment Advisory Agreement. In addition, as part of the Investment Advisory Agreement, the Corporation has agreed to indemnify the Advisor and each of its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor, including, without limitation, its general partner and the Administrator, from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with the Corporation’s business and operations or any action taken or omitted on the Corporation’s behalf pursuant to authority granted by the Investment Advisory Agreement, except where attributable to gross negligence, willful misfeasance, bad faith or reckless disregard of such person’s duties under the Investment Advisory Agreement. These protections may lead the Advisor to act in a riskier manner when acting on the Corporation’s behalf than it would when acting for its own account.
U.S. federal and state securities laws may impose liability under certain circumstances on persons who act in good faith. Nothing in the Investment Advisory Agreement will constitute a waiver or limitation of any rights that the Corporation may have under any applicable.
Administration Agreement
On June 2, 2015, the Corporation entered into the administration agreement with the Administrator, as amended and restated on February 1, 2020 (the “Administration Agreement”). Under the terms of the Administration Agreement, the Administrator provides administrative services. These services include providing office space, equipment and office services, maintaining financial records, preparing reports to stockholders and reports filed with the SEC, and managing the payment of expenses and the performance of administrative and professional services rendered by others. Certain of these services are reimbursable to the Administrator under the terms of the Administration Agreement. In addition, the Administrator is permitted to delegate its duties under the Administration Agreement to affiliates or third parties. To the extent the Administrator outsources any of its functions, the Corporation will pay the fees associated with such functions on a direct basis, without incremental profit to the Administrator. The Administration Agreement may be terminated by either party without penalty on 60 days’ written notice to the other party.
No person who is an officer, director or employee of the Administrator or its affiliates and who serves as a director receives any compensation for his or her services as a director. However, the Corporation reimburses the Administrator (or its affiliates) for an allocable portion of the compensation paid by the Administrator or its affiliates to the Corporation’s accounting professionals, legal counsel, and compliance professionals who spend time on such related activities (based on the percentage of time those individuals devote, on an estimated basis, to our business and affairs of the Corporation). The allocable portion of the compensation for these officers and other professionals are included in the administration expenses paid to the Administrator. Directors who are not affiliated with the Administrator or its affiliates receive compensation for their services and reimbursement of expenses incurred to attend meetings.
The Investment Advisory Agreement and the Administration Agreement were renewed in November 2024 for a period beginning on January 6, 2025 and ending on March 31, 2025, and renewed in February 2025 for a full one-year period ending March 31, 2026, including by a unanimous vote of our Independent Directors. Unless earlier terminated as described below, the Administration Agreement will remain in effect for a period of one year from its effective date and will remain in effect from year to year thereafter if approved annually by (i) the vote of our Board, or by the vote of a majority of our outstanding voting securities, and (ii) the vote of a majority of our Independent Directors. The Administration Agreement will automatically terminate in the event of assignment. The Administration Agreement may be terminated by either party without penalty upon not less than 60 days’ written notice to the other.
The Corporation incurred administrative services expenses of $1,365,000 for the fiscal year ended December 31, 2024, of which $555,000 was payable at December 31, 2024.
License Agreement
The Corporation has also entered into a license agreement with Crescent under which Crescent has agreed to grant the Corporation a non-exclusive, royalty-free license to use the name “Crescent Capital.”
Other Fees and Expenses
From time to time, the Advisor, the Administrator, or their respective affiliates, may pay third-party providers of goods or services. The Corporation will reimburse the Advisor, the Administrator or such affiliates thereof for any such amounts paid on the Corporation’s behalf. Each of the Administrator and the Advisor will waive its right to be reimbursed in the event that such reimbursements would cause any distributions to the Corporation’s stockholders to constitute a return of capital. All of these expenses will ultimately be borne by the Corporation’s stockholders.

Certain Relationships and Potential Conflicts of Interest
The Corporation has entered into agreements with the Advisor, in which the Corporation’s senior management and members of the Advisor’s investment committee have indirect ownership and other financial interests. Members of the Corporation’s senior management and members of the Advisor’s investment committee also serve as principals of other investment managers affiliated with Crescent, which controls the Advisor, that do and may in the future manage other investment funds, accounts and investment vehicles which invest in assets eligible for purchase by the Corporation. The Corporation’s investment policies, fee arrangements and other circumstances may vary from those of accounts managed by Crescent.
Allocations of Investment Opportunities
Generally, when a particular investment would be appropriate for the Corporation as well as one or more investment funds, accounts and investment vehicles managed by Crescent, such investment will be apportioned by Crescent in accordance with (i) its internal conflict of interest and allocation policies, (ii) the requirements of the Advisers Act, and (iii) the 1940 Act, and the rules and regulations promulgated thereunder, and guidance and interpretations thereof, regarding co-investments with affiliates. Such apportionment may not be strictly pro rata depending on the good faith determination of all relevant factors, including differing investment objectives, diversification considerations and the terms of the Corporation’s governing documents and the respective governing documents of such investment funds, accounts and investment vehicles. These procedures could in certain circumstances adversely affect the Corporation’s access to a co-investment opportunity, the timing of acquisitions and dispositions of investments, the price paid or received by the Corporation for investments or the size of the investment purchased or sold by the Corporation.
The Corporation may invest alongside Crescent’s investment funds, accounts and investment vehicles in certain circumstances where doing so is consistent with the Corporation’s investment strategy, as well as applicable law and SEC staff interpretations. The Corporation and Crescent have been granted exemptive relief by the SEC to permit greater flexibility to negotiate the terms of co-investments if the Board determines that it would be advantageous for the Corporation to co-invest with investment funds, accounts and investment vehicles managed by Crescent in a manner consistent with the Corporation’s investment objectives, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors.
Pursuant to the terms of the exemptive relief, in connection with any commitment to a co-investment, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Independent Directors need to reach certain conclusions, including that (1) the terms of the proposed transaction are reasonable and fair to the Corporation and its stockholders and do not involve overreaching of the Corporation or its stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of the Corporation’s stockholders and is consistent with the Corporation’s investment strategies and policies.
Prior to his service on the Board of Directors, Mr. Strandberg invested in certain private funds managed by an affiliate of the Advisor. For the avoidance of any potential conflicts of interest and to ensure strict compliance with the Corporation's exemptive relief, Mr. Strandberg is not considered part of the “required majority” approval when the Board considers co-investment opportunities in which the Corporation may invest alongside those private funds. Commencing with his service on the Board, Mr. Strandberg has not invested additional capital with any funds managed by the Advisor or its affiliates, except to satisfy any pre-existing capital commitments. Mr. Strandberg’s investment in the private funds is not subject to management fees typically charged to other investors in the funds.
In addition, in the absence of exemptive relief granted for each investment by the SEC, the Corporation may not be permitted to invest in securities of an issuer where entities advised by Crescent have invested in different securities of that issuer. When the Corporation invests alongside investment funds, accounts and investment vehicles advised by Crescent, the Corporation expects to make such investments consistent with Crescent’s allocation policy. The Corporation expects that these determinations will be made similarly for investment funds, accounts and investment vehicles advised by Crescent. In situations where co-investment with other entities advised by Crescent is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer, Crescent will decide whether the Corporation or such other entity or entities will make such investment. Crescent will make these determinations based on Crescent’s allocation policies and procedures, which generally require that such opportunities be offered to eligible investment funds, accounts and investment vehicles on a basis that is fair and equitable over time.

Required Vote
The election of each Director requires the affirmative vote of the holders of a majority of the votes cast by stockholders present at the Annual Meeting.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF GEORGE G. STRONG JR. AND KATHLEEN S. BRISCOE EACH AS A CLASS I DIRECTOR OF THE CORPORATION.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Information about the Independent Registered Public Accounting Firm
The Audit Committee and the Board approved the engagement of E&Y as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2025 at their respective meetings held on February 12, 2025. The Directors do not have knowledge of any direct or indirect financial interest of E&Y in the Corporation. Representative(s) of E&Y is/are expected to be available telephonically at the Annual Meeting and thus, will have an opportunity to make a statement, if they so desire, and be available to respond to appropriate questions asked by the stockholders.
The following table presents fees for professional services rendered by E&Y for the fiscal years ended December 31, 2024 and 2023. One hundred percent (100%) of all services provided by E&Y to the Corporation were pre-approved and no fees were subject to pre-approval by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X. The audit services are approved by the Audit Committee pursuant to an audit engagement letter, and, in accordance with the Corporation’s pre-approval policies and procedures, the Audit Committee of the Corporation must pre-approve all non-audit services provided by E&Y, and all non-audit services provided by E&Y to the Advisor, or any entity controlling, controlled by, or under common control with the Advisor that provides ongoing services to the Corporation that are related to the operations and financial reporting of the Corporation. In some circumstances, when certain services were not recognized at the time of the engagement to be non-audit services, the pre-approval requirement may be waived if the aggregate amount of the fees for such non-audit services constitutes less than five percent of the total amount of revenues paid to E&Y by the Corporation during the fiscal year in which the non-audit services are provided.

	For the years ended December 31,
	2024	2023
Audit Fees	$746,150	$780,000
Audit-Related Fees	—	—
Aggregate Non-Audit Fees:
Tax Fees	—	—
All Other Fees	50,000	50,000
Total Aggregate Non-Audit Fees	$50,000	$50,000
Total Fees	$796,150	$830,000

Audit Fees. Audit fees consist of fees incurred for professional services rendered for the audit of the Corporation’s year-end financial statements, reviews of the interim financial statements included in quarterly reports, comfort letters, consents, assistance with and review of documents filed with the SEC and services that are normally provided by E&Y in connection with statutory and regulatory filings
Audit-Related Fees. Audit-related fees consist of fees incurred for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and are not reported under “Audit Fees.” These services include attestation services that are not required by statute or regulation, consultations concerning financial accounting and reporting standards, and fees related to requests for documentation and information from regulatory and other government agencies.
Tax Fees. Tax fees consist of fees incurred for professional services for tax compliance. These services include assistance regarding federal, state, and local tax compliance.
All Other Fees. All other fees include fees for other attestation services.

Report of the Audit Committee
The following is the report of the Audit Committee of the Corporation with respect to the Corporation’s audited financial statements for the year ended December 31, 2024.
The Audit Committee oversees the Corporation's accounting and financial reporting processes and the audits of the Corporation's financial statements. Management is responsible for the preparation, presentation, and integrity of the Corporation's financial statements, the Corporation's accounting and financial and reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee reviewed the audited financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”) with management and discussed the quality of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee has considered and discussed the above-described December 31, 2024 audited financial statements with management and with E&Y. The Audit Committee has also discussed with E&Y the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee reviewed with E&Y, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. Finally, the Audit Committee reviewed the written disclosures and letters from E&Y required by the applicable requirements of the PCAOB, regarding E&Y’s communications with the Audit Committee concerning independence, and has considered whether the provision of other non-audit services by E&Y to the Corporation are compatible with maintaining E&Y’s independence, and has discussed with E&Y its independence from the Corporation.
The Audit Committee discussed with E&Y the overall scope and plans for the audit. The Audit Committee met with E&Y to discuss the results of their audit, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting.
Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in the Proxy Statement and in the Audit Committee Charter, the Audit Committee recommended to the Board (and the Board has approved) that the Corporation’s audited financial statements be included in the Form 10-K and filed with the SEC.
Stockholders are reminded, however, that the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and E&Y. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions, referred to above, do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in conformity with accounting principles generally accepted in the U.S. or that the Corporation's independent registered public accounting firm is, in fact, “independent.”
George G. Strong Jr., Chairman of the Audit Committee
Kathleen S. Briscoe, Audit Committee Member
Michael S. Segal, Audit Committee Member
Steven F. Strandberg, Audit Committee Member
Susan Y. Lee, Audit Committee Member

Required Vote
The ratification of the selection of the Corporation’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast by stockholders present at the Annual Meeting.
THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF E&Y AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
[1]
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Corporation under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING
The Directors do not intend to present any other business at the Annual Meeting, nor are they aware that any stockholder intends to do so. If, however, any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote thereon in accordance with their judgment.
ADDITIONAL INFORMATION
Stockholder Proposals
The Corporation expects that the 2026 annual meeting of stockholders will be held in May 2026, but the exact date, time and location of such annual meeting have yet to be determined. Proposals to be included in the proxy statement for the 2026 annual meeting must be submitted by eligible stockholders who have complied with the relevant regulations of the SEC and received no later than November 26, 2025.
In addition, the Bylaws contain an advance notice provision requiring that, if a stockholder’s proposal, including nomination of a Director, is to be brought before the next annual meeting of stockholders, such stockholder must provide timely notice thereof in writing addressed to George P. Hawley, Secretary, c/o Crescent Capital BDC, Inc., 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025. Notices of intention to present proposals, including nomination of a Director, at the 2026 annual meeting of stockholders must be delivered to the Corporation not earlier than October 27, 2025 and 5:00 p.m. Pacific time on November 26, 2025. The submission of a proposal does not guarantee its inclusion in the Corporation’s proxy statement or presentation at the 2026 annual meeting of stockholders unless certain securities law requirements are met. The Corporation reserves the right to reject, rule out of order, or to take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
Delivery Requirements
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement or Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) addressed to those stockholders or by sending separate Notices of Internet Availability for each household account in a single envelope. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Corporation and some brokers household proxy materials or Notices of Internet Availability, delivering a single proxy statement or Notice of Internet Availability to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once a stockholder has received notice from a broker or the Corporation that it will be householding materials to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until the stockholder revokes consent. If a stockholder does not want Corporation mailings consolidated and would prefer to receive separate mailings at any time in the future, the stockholder should call the Corporation at (310) 235-5900 or write the Corporation, c/o Crescent Capital BDC, Inc., 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025 and the Corporation will furnish separate mailings, in accordance with instructions.
COPIES OF THE CORPORATION’S ANNUAL REPORT DATED DECEMBER 31, 2024 TO STOCKHOLDERS ARE AVAILABLE UPON REQUEST, WITHOUT CHARGE, BY WRITING TO CRESCENT CAPITAL BDC, INC. AT 299 PARK AVENUE, 33RD FLOOR, NEW YORK, NY 10171, ATTENTION: CCAP INVESTOR RELATIONS, OR BY EMAILING DANIEL.MCMAHON@CRESCENTCAP.COM.
It is important that proxies be returned promptly. You are urged to complete and sign the enclosed proxy card and return it promptly in the enclosed envelope, which needs no postage if mailed in the U.S.
Los Angeles, California
March 26, 2024

CRESCENT
Crescent Capital BDC, Inc.

SCAN TO
VIEW MATERIALS & VOTE

AUTHORIZE YOUR PROXY BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 15, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CCAP2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 15, 2025. Have your proxy card in hand when you call and then follow the instructions.

AUTHORIZE YOUR PROXY BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V66732-P28712

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CRESCENT CAPITAL BDC, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE BELOW PROPOSALS.

1. To elect two Class I Directors of the Corporation, to serve until the 2028 Annual Meeting and until their respective successors are duly elected and qualify.

Nominees:	**For**	**Against**	**Abstain**
1a. Kathleen S. Briscoe	☐	☐	☐
1b. George G. Strong, Jr.	☐	☐	☐

	For	**Against**	**Abstain**
2. To ratify the selection of Ernst & Young LLP ("E&Y") as the Corporation's independent registered public accounting firm for the fiscal year ending December 31, 2025, as more particularly described in the accompanying Proxy Statement.	☐	☐	☐

3. To transact such other business as may properly come before the Annual Meeting and at any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 16, 2025

The proxy statement for this meeting and the Corporation's 2024 Annual Report are available at: www.proxyvote.com.

V66733-P28712

CRESCENT CAPITAL BDC, INC.
Annual Meeting of Stockholders – May 16, 2025
Proxy Solicited on Behalf of the Board of Directors

The undersigned holder of shares of Crescent Capital BDC, Inc., a Maryland corporation (the "Corporation"), hereby appoints Gerhard Lombard and Erik Barrios, and each of them separately, with full power of substitution, as proxies to attend the Annual Meeting of Stockholders to be held virtually, on Friday, May 16, 2025, at 10:00 a.m. Pacific Time and any and all adjournments and postponements thereof (the "Annual Meeting"), to cast on behalf of the undersigned on all votes which the undersigned would be entitled to cast at the Annual Meeting and otherwise represent the undersigned at the Annual Meeting, with all powers the undersigned would possess if personally present, in accordance with the instructions of this proxy. The undersigned acknowledges receipt from the Corporation prior to the execution of this proxy of the accompanying Notice of Annual Meeting and Proxy Statement, the terms of which are incorporated by reference.

The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the law of the State of Maryland and applicable federal securities laws, of any proxy previously granted specifically in connection with the matters subject hereto.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED HOLDER WILL BE CAST IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS INDICATED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR EACH PROPOSAL UNLESS OTHERWISE INDICATED. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND AND APPLICABLE FEDERAL SECURITIES LAWS.

IF YOU SIGN, DATE AND RETURN THIS PROXY, IT WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH PROPOSAL.

Continued and to be signed on reverse side